Exhibit 99.3

Genesis Bioventures Opens Its New Corporate Headquarters In Los Angeles, California

Thursday August 31, 9:30 am ET

NEW YORK, Aug. 31 /PRNewswire-FirstCall/ - Genesis Bioventures, Inc. (GBI) (OTCBB: GBIW - News) announced today that it has opened its new corporate headquarters in Los Angeles, completing the Company's planned relocation to California from Vancouver, Canada.

Last year the Company announced a restructuring and reorganization to focus the Company on commercializing the Mammastatin Serum Assay, offered by its wholly owned subsidiary Biomedical Diagnostics, and the BSE Rapid Assay for Mad Cow Disease, offered through Prion Developmental Laboratories (PDL), its other portfolio company. Moving the Company to California, the world's leading center of biomedicine, biotechnology and high technology, was a key milestone in the Company's reorganization. The Company's new corporate headquarters is located in The Tower, 10940 Wilshire Boulevard, Suite 600, Los Angeles, California 90024, a landmark building located in the heart of Los Angeles' financial center.

"Establishing Genesis Bioventures in California is a key step in our planned reorganization, restructuring and turn-around of the Company and marks the beginning of our new company. The office location we selected is in the heart of one of California's top finance, business, research, and technology centers, and gives us immediate high-level access to key business, commercial and science resources that we intend to fully utilize to grow our company," said Mr. Douglas Lane, CEO and Chairman of GBI. "The relocation to Los Angeles completes our reorganization and enables us to focus our management and capital resources on our external commercial objectives."

In the last four months the Company addressed all of the essential outstanding operating issues that remained prior to the change in management. The Company also accomplished the following:

  added world leading legal and financial resources

  retained a leading business and SEC attorney to the Company's Boardof Directors added an outstanding successful small cap CFO to the Company's management team completed its SEC 10-QSB filing

  implemented contract finance and accounting management resources completed the initial development of the Company's Business Advisory Board, Scientific Advisory Board and newly created Clinical Advisory Board engaged RedChip Companies, the nation's leading small cap IR and PR firm for corporate and investor communications presented at two national investment banking conferences and;

  retained a leading small cap investment banking firm and advisory team to assist the Company with its future strategic capital development.

"Genesis Bioventures is developing substantial commercial opportunities. Most importantly, the focus of our new company has changed substantially and is now keenly focused on the commercialization of the Mammastatin Serum Assay and PDL's BSE Rapid Assay for Mad Cow Disease," stated Mr. Lane. He also said, "The reorganization, corporate development and management infrastructure is now in place. As part of our growth plan, we intend to add additional world class partners and individuals to achieve our commercial objectives."

The Company's new corporate address is: Genesis Bioventures, The Tower, 10940 Wilshire Boulevard, Suite 600, Los Angeles, California 90024. The new telephone and fax numbers are: (310) 443-4102 and (310) 443-4103, respectively. The Company's toll free number remains the same. The Company's email addresses and website address also remain the same.

About Genesis Bioventures, Inc.

Genesis Bioventures, Inc. is a biomedical development corporation focusing on the development and commercialization of novel diagnostics and therapeutics in oncology and neurodegenerative diseases.

This press release may contain statements that constitute "forward-looking statements" as defined under U.S. federal securities laws. Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "establish," "project" and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from Genesis' historical experience and its present expectations or projections. These risks include, but are not limited to: actual use of the Mammastatin Serum Assay; actual commercialization of the Mammastatin Serum Assay; actual use of the Rapid Prion Detection assays; actual commercialization of assays for transmissible spongiform encephalopathies in animals and humans; GBI's ability to transition its corporate restructuring; to generate revenues and net income; ability to obtain personnel and directors familiar with investment, biotechnology, and pharmaceutical industries; commercialization of products through Biomedical Diagnostics and Prion Developmental Laboratories; GBI's ability to become an industry leader; changes in economic conditions; the competitive environment within the biomedical industry; GBI's ability to capture market share; the effectiveness of GBI's advertising and marketing programs; ability to raise additional capital; ability to achieve earnings goals; regulatory and legal changes; ability to penetrate developing and emerging markets; litigation uncertainties; and other risks discussed in GBI's filings with the SEC, including the Annual Report on Form 10-KSB, Quarterly Reports on Form 10-QSB, and Current Reports on Form 8-K, which reports are available from the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

CONTACT: Investor Relations, Sanford Diday or Dave Gentry, Aurelius Consulting Group, a RedChip Company: (407) 644-4256, info@aurcg.com, www.runonideas.com; Company Contact: (310) 443-4102, gbi@gnsbio.com, www.gnsbio.com